Exhibit 10.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND HAS BEEN MARKED WITH “[***]” TO INDICATE WHERE OMISSIONS HAVE BEEN MADE

LONG-TERM SUPPLY AND JOINT DEVELOPMENT AGREEMENT

THIS LONG-TERM SUPPLY AND JOINT DEVELOPMENT AGREEMENT (this "Agreement") dated as of September 15, 2021 (the "Effective Date") is made by and between:

(1)

TubeSolar AG, a company organized and existing under the laws of Germany, registered with the commercial register of the Local Court of Bayreuth under the registration number HRB 7050, having its principal place of business at Berliner Allee 65, 86153 Augsburg, Germany, hereinafter as “TubeSolar”.

(2)	Ascent Solar Technologies, Inc., a corporation existing under the laws of the State of Delaware, and having offices at 12300 Grant Street, Thornton, Colorado 80241, USA, hereinafter as “Ascent”.

The parties (1) and (2) are hereinafter referred to jointly as the "Parties" and individually as a "Party".

WHEREAS,

A.

Ascent is a developer of thin-film photovoltaic foils (“PV Foils”) with substrate materials that are flexible and lightweight that can be directly integrated into standard building materials, commercial transportation, automotive solutions, space applications, consumer electronics for portable power or configured as stand-alone modules for large scale terrestrial installations.

B.	TubeSolar is a producer of solar modules for Agricultural Photovoltaic (“APV”) application that requires solar foils for its production.

C.

TubeSolar intends to purchase PV Foils from Ascent on a long-term basis and TubeSolar expects to require PV Foils of approximately [***] in the year 2022, between [***] in the year 2023, and between [***] in the year 2024 and up to [***] in the following years. However, the exact requirements of TubeSolar are not yet determined at the time of this Agreement.

D.

Ascent and TubeSolar have jointly established a subsidiary company in Germany, in which TubeSolar holds a minority stake of 30% (the “JV”), which shall deliver PV Foils exclusively to TubeSolar. The delivery of PV Foils in 2021 and 2022 up until the JV is fully operational, shall be from the existing facility of Ascent in Thornton, Colorado. It is expected that from 2023 onwards, deliveries under this Agreement shall be made on a best effort basis, from the premises of the JV with next generation tooling to be jointly developed by the Parties.

E.

The Parties expect that the PV Foils to be delivered in the year 2021 and 2022 will possess a degree of efficiency at or higher than [***]% under STC (“Standard Testing Condition”) and that from the year 2023 on, the PV Foils to be delivered from the JV or Ascent will possess a degree of efficiency at [***]% under STC.

F.

The Parties expect that the JV will be able to deliver the PV Foils to TubeSolar at a final target price of EUR [***] per watt as soon as possible. Until such a target price is reached the parties agree to the following pricing structure:

Year 2021 & 2022: [***] which price shall cover delivery EXW (Incoterms 2020) at the premises of Ascent in Thornton, Colorado.

Beyond 2022 until such time when the final target price of EUR [***] per watt is met, the parties agree to an open book calculation for the JV and the price shall be pegged at [***]% above the production cost per watt including direct material, direct overheads and labor costs but excluding corporate allocated overhead costs until the target price is reached. The calculation of the price shall be subject to a joint decision of the JV and TubeSolar.

G.

The Parties further agree to jointly develop a double layer PV Foil based on the Ascent CIGS thin film foil and an additional layer of transparent Perovskite. [***] Ascent is working on an IP and a design with NREL (National Renewable Energy Laboratory) Institute in Golden, Colorado to process both thin films (CIGS and Perovskite) in an industrial scale for the Tandem Cell.

NOW, THEREFORE in view of the foregoing premises and in consideration of the mutual promises and covenants contained in this Agreement, Ascent and TubeSolar agree as follows.

Article 1

Definitions

The following words and phrases will have the meanings set forth below where used herein with initial capital letters:

1.1

Ascent Core Technology. "Ascent Core Technology" means all hardware, software, process, tools, designs, know-how and any other IP associated with CIGS Photovoltaic Fabrication Facilities and the design and manufacture of CIGS FOILS.

1.2	Background IP. "Background IP" means all IP owned or controlled by a party or its affiliates (including Ascent Core Technology) as of the Effective Date.

1.3	CIGS. "CIGS" means Copper Indium Gallium diSelenide.

1.4	CIGS FOILS. "CIGS FOILS" means CIGS thin-film photovoltaic foils.

1.5Copyrights. "Copyrights" means all expressions fixed in a tangible medium, copyrightable material and copyrights (including all other literary and author rights), including software, computer programs, electronic designs and specifications.

1.6	Fab. "Fab" means any Photovoltaic Fabrication Facilities.

1.7

Patents. "Patents" means all patent rights and all right title, and interest in all letters patent or equivalent rights and applications for letters patent or rights, industrial and utility models, industrial designs, petty patents, patents of importation patents of addition, certificates of invention and other government issued or granted indicia of invention ownership and all divisions, continuations, reissues, renewals, reexaminations, and extensions thereof, all foreign patents or patent applications that correspond thereto, and any patents that issue thereon.

1.8Photovoltaic Fabrication Facilities. "Photovoltaic Fabrication Facilities" means facilities and equipment for the design, manufacture and testing of CIGS FOILS utilizing Ascent IP.

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1.9	Project. "Project" means work performed by the parties pursuant to this Agreement and the Development Plan.

1.10Project IP. "Project IP" means IP that is first conceived, created, authored, developed by or on behalf of either party or both parties in connection with the Project.

1.11JV Fab. "JV Fab" means any Fab that is built, operated, sold or licensed by the JV pursuant to this Agreement.

1.12Intellectual Property. "Intellectual Property" or "IP" means any and all intellectual property and proprietary rights throughout the world, whether existing under statute or at common law or equity, now or hereafter in force or recognized, including know-how, processes (including manufacturing and test), computer programs, computer models, technical data, designs, prototypes, components, packaging, inventions, discoveries, techniques, improvements, modifications, technical information, test results and all Patents, Copyrights, trade secrets, trademarks, service marks, designs, trade dress, moral rights, mask works and other proprietary rights related thereto whether or not registered.

Article 2

Joint Development Activities

2.1Joint Development. Each party agrees to use commercially reasonable efforts to interact on a regular basis and exchange such information as each in good faith determines in its sole discretion appropriate to develop and commercialize Fabs and manufacture and sell CIGS FOILS (the "Development Plan"). The Development Plan is anticipated to include the terms set forth on Appendix A hereto, and the parties will work together to complete a full Development Plan within a reasonable time following the Effective Date. Specifically, the construction and operation of the initial JV Fab will be conducted by Ascent and/or the JV. Until such time as the initial JV Fab is operational, TubeSolar agrees to support the construction and operation of the initial JV Fab. The parties acknowledge that the Development Plan contains the parties' current expectations as to the activities, timeline and funding requirements relating thereto and that the Development Plan may require additional time and/or funding to complete and/or involve activities beyond the scope currently contemplated in such Development Plan.

2.2Contents of Statements of Work. Each Statement of Work will specify (i) the development goals and objectives of the Statement of Work and the activities and tasks to be undertaken by each party hereto in connection with such activities, (ii) any obligations on the part of TubeSolar to make payments to Ascent so as to provide funding for such activities as milestone payments pursuant to Section 4.4 of this Agreement ("TubeSolar Funding") and the schedule for the payment of such funds, (iii) the purposes for which, and manner in which, any TubeSolar Funding is to be utilized by Ascent, (iv) the milestones and deliverables to be achieved or delivered by each party, (v) the respective Project Coordinators for such Statement of Work, and (vi) such other matters as deemed appropriate by the parties. In the event of a conflict between the terms of any Statement of Work and the terms set forth in the body of this Agreement, the terms set forth in the body of this Agreement shall prevail unless the Statement of Work expressly states that the inconsistent term is meant to prevail over the terms of this Agreement, in which case the terms set forth in the Statement of Work shall prevail over the terms of the body of this Agreement solely for purposes of such Statement of Work.

2.3Performance under Statements of Work. The parties will use commercially reasonable efforts to perform the tasks and activities identified in, and fulfill the responsibilities specified in the

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Development Plan and/or each Statement of Work.

2.4Coordinators. The Project Coordinators for this Agreement will be designated by each of the parties from time to time. Each Project Coordinator will be responsible for overall supervision of activities on behalf of such party pertinent to this Agreement and tasks outlined in the Development Plan and/or Statements of Work. With respect to each Statement of Work, the Project Coordinators will be responsible for (a) arranging meetings, visits and consultations between the parties concerning the technical matters related to such Statement of Work; (b) scheduling and making arrangements for joint meetings and chairing periodic technical status reviews; (c) proposing, assessing and processing changes to such Statement of Work, which must be in writing and signed by authorized representatives of both parties; and (d) coordinating any information exchanges between the parties relating to such Statement of Work. Either party may change its Project Coordinators at any time without prior notice. The Project Coordinators are not authorized to modify or change any term or condition of this Agreement.

2.5

Status Reports and Final Report. The parties shall jointly prepare written quarterly status reports and a final report summarizing, in reasonable detail, the work performed pursuant to this Agreement, the results of all material work performed in connection with each Statement of Work and the status of Project IP developed by each party. The format and contents of the reports will be as agreed upon by the Project Coordinators.

2.6

Non-Recurring Engineering Fee. TubeSolar shall pay Ascent the Non-recurring Engineering Fee (“NRE Fee”) according to the schedule as set forth on Appendix B attached hereto. TubeSolar shall only be obligated to pay the NRE Fee, if Ascent has delivered 5000 pieces of CIGS FOILS of 244 X 45 mm dimension [***]. Specifically, the CIGS FOILS must possess a degree of efficiency [***] under STC (“Standard Testing Condition”), or, in the case that Flisom AG, Gewerbestrasse 16, 8155 Niederhasli, Switzerland, or any of its subsidiaries, delivers to TubeSolar photovoltaic foils that possess a degree of efficiency [***] under STC before the end of February 2022, [***]. For the purpose of doubt, the NRE Fee shall not be due before February 28, 2022 regardless of the delivery timing of the CIGS FOILS by Ascent prior to February 28, 2022. In the case of any dispute regarding the degree of efficiency of any product relevant to this Agreement, the degree of efficiency shall be assessed by an expert opinion of the ZSW Institute in Stuttgart. The costs of the expert opinion shall be borne by the Party whose claimed degree of efficiency is farther from the expert opinion, or alternatively by the Party that did not propose a claimed degree of efficiency.

2.7Purchase Obligations. When commercially feasible, in addition to the transactions contemplated by this Agreement, TubeSolar is obligated to purchase the CIGS FOILS produced at the JV Fab at the [***], direct overheads and labor costs but excluding corporate allocated overhead costs until the target price is reached, where the calculation of the price is subject to a joint decision of the JV and TubeSolar. With regard to the purchase obligations under this Clause 2.7, this Agreement is based on the assumption that only Ascent and the JV are capable [***] under STC. In the event that a competitor possessing such capability should become known to one of the Parties, the Parties agree to negotiate in good faith to adapt this Agreement accordingly.

Article 3 Intellectual Property

3.1Independently-developed IP. Each party will retain ownership of any and all IP (including Background IP) and all Confidential Information (defined in Section 6.1) that the party owned on or before the Effective Date. Additionally, any IP developed on or after the Effective Date by either party independently (i.e., outside of development under this Agreement) and without the use of any of the

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Background IP or Confidential Information of the other Party, will be owned solely by the developing party.

3.2Ownership of Project IP.   All Project IP developed solely by a party will be solely owned by that party. All Project IP that is developed jointly by employees or contractors of both Parties ("Joint Project IP") will be jointly owned by the parties.

3.3Treatment of Joint Project IP. Both parties agree to promptly disclose to one another via the Project Coordinators any Joint Project IP. The parties shall meet through the Project Coordinators to discuss in good faith and agree upon the content and form of any application for a joint Patent right and hereby agree that only the application in the form as agreed between the parties may be filed in respect of the joint Patent rights. The parties shall share the costs equally in respect of the preparation of the application, filing, prosecution, grant, and maintenance of any joint Copyright or Patent rights jointly filed and shall jointly instruct an appropriately qualified attorney to draft, file, and prosecute the application. Each party will have equal control over the prosecution of the filing such that the attorney will only be able to act on unanimous instructions. In the event that one party is not interested, or not willing, to equally share the related cost and expense, with respect to any joint Patent rights in a given country, then the other party shall have the right, at its own cost and expense, and under its sole control, to file and prosecute such joint Copyright or Patent rights in such country in both parties' names, even though each party will have an undivided joint ownership interest in any Copyright or issuing Patent. Alternatively, the parties may mutually agree to hold such Joint IP as a trade secret. Each Party with the consent of the other Party will have the right to grant licenses under a joint Patent within the Joint Project IP to third parties. Unless agreed otherwise in writing, neither party will have any obligation to account to the other for profits or to obtain the consent of the other party in order to use, license, or otherwise exploit Joint Project IP, and each party will retain for itself the entire returns earned through its use of Joint Project IP. Each party will promptly provide the other party with written notice if the party wishes to transfer any joint Patent within the Joint Project IP. The party receiving the written notice will have the right of first refusal for a period ninety (90) days from the party's receipt of written notice. During the ninety (90) day period, the parties will negotiate in good faith to acquire the other party's ownership rights in such joint Patent within the Joint Project IP which the notifying party wishes to transfer.

3.4Assistance in Prosecution. Each party shall provide, and cause its employees and subcontractors to provide, to the other party reasonable assistance and cooperation (including prompt execution of documents) with such other party's preparation, filing, prosecution, and maintenance of any Copyright or Patent pursuant to Section 3.3.

Article 4

Delivery of CIGS FOILS

4.1Delivery Obligation. Ascent is obligated to deliver CIGS FOILS to TubeSolar according to the orders TubeSolar makes under this Agreement. Ascent's obligation to deliver CIGS FOILS shall be limited by amount to [***] in the year 2022, to [***] in the year 2023, to [***] in the year 2024, and to [***] in each following year. Until such time as the initial JV Fab is operational, deliveries under this Agreement shall be made EXW (Incoterms 2020) at the premises of Ascent in Colorado, USA. From the time when the initial JV Fab is first operational on, deliveries under this Agreement shall be made EXW (Incoterms 2020) at the JV Fab. The risk of loss and damage to the goods shall pass to TubeSolar upon dispatch.

4.2Pricing and Payment. Deliveries of CIGS FOILS under this Agreement shall be priced in the years 2021 and 2022 at a price [***] and from the year 2023 on according to an open book calculation

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at [***]% above the production cost including direct material, direct overheads and labor costs but excluding corporate allocated overhead costs. The calculation of the price pursuant to this Clause 4.2 shall be subject to a joint decision of the JV and TubeSolar. The Parties agree to use commercially reasonable efforts to reach a target price of [***] as soon as possible. From such time that the target price of [***] is reached, the deliveries shall be priced at [***]. A down payment of 20% of the price for a given order is due with the acceptance of that order by Ascent. The remainder of the price owed by TubeSolar is due within thirty (30) days from delivery and receipt of a proper invoice containing the required information pursuant to § 14 section 4 of the Sales Tax Act (UStG) as well as the order number used by TubeSolar. Should the processing by TubeSolar be delayed within the ordinary course of business due to missing or incorrect information on the invoice, the payment period shall be prolonged by the duration of the delay.

4.3Quality Requirements and Liability. The CIGS FOILS have to comply with the requirements set forth in Appendices C and D. Specifically, CIGS FOILS to be delivered in the years 2021 and 2022 must possess a degree of efficiency [***] under STC and CIGS FOILS to be delivered from the year 2023 on must possess a degree of efficiency [***] under STC. In the case that [***], delivers to TubeSolar photovoltaic foils that possess a degree of efficiency [***] under STC before the end of June 2022, CIGS FOILS to be delivered under this Agreement in the years 2021 and 2022 have to possess a degree of efficiency [***]. Should a delivery of CIGS FOILS under this Agreement not comply with the requirements set forth in Appendices C and D, Ascent shall be obligated to redelivery free of cost for TubeSolar. If the CIGS FOILS' deficiency rests upon gross negligence on behalf of Ascent, TubeSolar shall be entitled to damages in addition. Liability for intentional conduct or pursuant to the Product Liability Act (ProdHaftG) shall remain unaffected by this Agreement. In the case of any dispute regarding the degree of efficiency of any product relevant to this Agreement, the degree of efficiency shall be assessed by an expert opinion of the ZSW Institute in Stuttgart. The costs of the expert opinion shall be borne by the Party whose claimed degree of efficiency is farther from the expert opinion, or alternatively by the Party that did not propose a claimed degree of efficiency.

4.4	Milestone Payments. TubeSolar shall pay to Ascent the following milestone payments:

4.4.1	$[***] when the JV Fab (1) sells and ships CIGS FOILS with [***] production capability per year and subject to final quality approval by the CTO of TubeSolar;

4.4.2

$[***] when the JV Fab (1) sells and ships CIGS FOILS with an additional [***] of power production capability per year or (2) achieve a price of less than or equal to [***] and subject to final quality approval by the CTO of TubeSolar;

4.4.3

$[***] when the JV Fab (1) sells and ships CIGS FOILS with an [***] capability per year or (2) achieve a price of less than or equal to [***] and subject to final quality approval by the CTO of TubeSolar;

4.4.4

$[***] when the JV Fab (1) sells and ships CIGS FOULS with an additional [***] of power production capability per year or (2) achieve a price of less than or equal to [***] and subject to final quality approval by the CTO of TubeSolar;

4.5Records. For so long as TubeSolar has obligations under this Article 4 to make payments to Ascent with respect to milestone payments, TubeSolar will keep        accurate business records according to IFRS. TubeSolar will maintain such records for a period of at least thirty-six (36) months after the end of the period covered.

4.6Currency. TubeSolar will make all payments to Ascent under this Agreement in United States dollars by wire transfer to the bank account designated by Ascent in writing from time to time. This does not apply to payments for deliveries to TubeSolar from the JV Fab, which shall be made in Euro.

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4.7

Taxes. Ascent is solely responsible and shall indemnify and hold TubeSolar harmless for any taxes imposed on any payment by TubeSolar to Ascent under this Agreement. If required by law, TubeSolar may withhold taxes from any sum payable to Ascent under this Agreement, pay the taxes to the appropriate tax authorities and remit the balance due; provided TubeSolar will then obtain and promptly furnish Ascent a receipt evidencing each such tax payment in a form complying with applicable law.

Article 5

Term and Termination

5.1Term. The term of this Agreement (the "Term") shall commence upon the Effective Date and shall continue in force, unless terminated by either party in accordance with the terms hereof.

5.2Default. A party will be deemed in default under this Agreement if, subject to Section 10.5, such party fails to perform any obligation required to be performed by it under this Agreement or breaches any representation, warranty or other obligation hereunder and fails to cure any such failure within sixty (60) days after notice from the other party. If a party is in default as specified in this Section 5.2, the other party may terminate this Agreement and may pursue any remedy under this Agreement or otherwise available to such party.

5.3	Termination Consequences.
5.3.1

Termination by TubeSolar for Ascent's Breach. If TubeSolar terminates this Agreement pursuant to Section 5.2, then all of the following apply on the effective date of termination ("Termination Date"): The Development Plan shall terminate. All work under outstanding Statements of Work terminates. Any outstanding expenses shall become due and payable.

5.3.2

Termination by Ascent for TubeSolar's Breach. If Ascent terminates this Agreement pursuant to Section 5.2, then all of the following apply on the Termination Date: The Development Plan shall terminate. All work under outstanding Statements of Work terminates. Any outstanding expenses shall become due and payable.

5.4	Survival. Article 1, Article 3, Article 4, Article 5 (other than Sections 5.1 and 5.2), and Articles 6-10 shall survive any termination or expiration of this Agreement.

5.5Accrued Obligations. Termination for any reason under this Agreement will not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination, nor preclude either party from pursuing any rights and remedies it may have hereunder and at law and in equity which accrued or are based upon any event occurring prior to such termination.

5.6Return/Destruction of Confidential Information. Upon the termination of this Agreement, each party shall, upon request of the originating party, promptly destroy or return to the originating party, at the originating party's sole discretion (provided the originating party pays delivery expenses if it elects for the return rather than destruction of such materials), all Confidential Information received from the originating party. If the originating party elects to have such materials destroyed, the other party shall certify in writing to the originating party its compliance with such request.

Article 6

Confidential

Confidentiality

6.1Exchange of Confidential Information.  During the Term of this Agreement, a party to this Agreement (the "Provider") may provide Confidential Information to the other party (the "Recipient"). "Confidential Information" shall mean any and all information provided by the Provider to the Recipient regarding the business, operations and assets of the Provider that is either (i) communicated in writing or other tangible form and marked confidential, or (ii) communicated in any other manner, provided it is either obviously confidential under the circumstances surrounding its disclosure or its confidential nature is confirmed within thirty (30) days after the disclosure by the Provider in a letter summarizing the information considered confidential, and shall include without limitation such confidential reports and communications, client and supplier data, materials or information relating to the business or activities of the Provider, price information, and documents, data, or information relating to methods, materials, ideas, plans, processes, designs and other research, and modifications, improvements and enhancements which are derived from or relate to a Recipient's access to or knowledge of any of the above materials or information.

6.2Exceptions. Notwithstanding the foregoing, the definition of Confidential Information shall not include information which is: (i) now or hereafter, through no unauthorized act on the Recipient's part, publicly available; (ii) known to the Recipient without an obligation of confidentiality at the time the Recipient receives the same from the Provider; (iii) hereafter furnished to the Recipient by a third party as a matter of right and without restriction on disclosure; (iv) furnished to others by the Provider without restriction on disclosure; (v) independently developed by the Recipient without the use of the Provider's Confidential Information; or (vi) required to be disclosed by the Recipient pursuant to any order of a competent court or an administrative or governmental agency, provided that the Recipient shall give the Provider prompt written notice of such order and an opportunity to contest such disclosure or seek an appropriate protective order.

6.3Use and Ownership of Confidential Information. Confidential Information may be used by the Recipient solely for the purposes of the Project. The Recipient shall not publish, reproduce, disclose or release the Confidential Information of the Provider, in whole or in part, to any third party (including any contractor, agent, government agency, or customer) without the prior written consent of the Provider in its sole discretion. The Recipient may receive and use Confidential Information pursuant to this Agreement solely for the purposes of this Agreement and shall not use such Confidential Information to the detriment of the Provider or for the benefit of third parties. Section 5 of the Act on the Protection of Trade Secrets (GeschGehG) shall remain unaffected by this Agreement.

6.4Degree of Care. The Recipient shall employ at least the same degree of care in protecting the Confidential Information of the Provider as it employs in protecting its own Confidential Information, but not less than a reasonable degree of care. Without limitation to the foregoing, the Recipient shall not copy any Confidential Information, except as may be reasonably required to perform its duties under this Agreement and shall store the Confidential Information in a secure place. The Recipient shall ensure that Confidential Information is disclosed only to (i) those of its employees or third parties who require access to such information for the sole purpose of carrying out a party's responsibilities pursuant to this Agreement, (ii) and to its financial investors (including prospective investors), provided such persons have been advised of the confidentiality provisions of this Agreement and who have entered into a confidentiality agreement with the Recipient affording the same or a higher level of protection as this Agreement.

6.5Stipulated Damages. Upon each and every breach of Sections 6.2 and 6.3, the Recipient agrees to pay stipulated damages to the Provider in the amount to be specified by the Provider at its reasonably

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exercised discretion, which in the case of dispute shall be reviewed by judicial decision, without prejudice to the recovery of further damages. Payment of such stipulated damages shall not relieve the Recipient from any of its obligations under this Agreement.

6.6Press Releases; Use of Company Name or Logo. Except for information already released in public without breach of this Agreement, neither party will make any public announcement of any kind regarding of this Agreement or the activities undertaken in connection with this Agreement (or any Statement of Work) without the other party's prior written consent, except to the extent required by applicable law. Ascent shall not use the TubeSolar IP in any printed materials without prior written approval of TubeSolar. TubeSolar shall not use the Ascent IP in any printed materials without prior written approval of Ascent.

6.7Trademark License. In the event a party ("Owner") grants the other party permission to use its trademarks or service marks (collectively, the "Marks") in accordance with Section 6.5, such party grants to the other party a limited, non-exclusive and non-transferable license (without the right to sublicense) to use, reproduce and display such Marks solely as may be permitted by the Owner pursuant to Section 6.5, or as may explicitly be agreed upon by the parties in writing. Each party's use of the Owner's Marks will be in compliance with the Owner's then-current trademark usage guidelines, if any, provided to such party in writing, which may be revoked or modified at any time at the sole discretion of the Owner. Any use by the other party of the Owner's Marks in a manner not specified in the Agreement requires the Owner's prior written approval in each instance. Each Owner will retain all right, title and interest (including all IP) in and to its Marks, and the other party will do nothing inconsistent with such ownership nor use the Owner's Marks in any way other than as provided for under the Agreement.  The other party's rights in and to the Owner's Marks are limited solely to those rights granted expressly herein. The other party's use of the Owner's Marks will inure to the benefit and be on behalf of the Owner, and such use by the other party will not create in the other party any right, title or interest in the Owner's Marks.

Article 7

Warranties and Disclaimers

7.1	By Ascent. Ascent represents and warrants to TubeSolar that:

7.1.1

Authority. Ascent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to make, execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by all necessary corporate actions on behalf of Ascent.

7.1.2

No Violation/Conflict. As of the Effective Date, neither the execution and delivery of this Agreement by Ascent nor the consummation by it of the transactions contemplated hereby, will constitute a violation of, or be in conflict with: (a) any judgment, decree, order, regulation, or rule of any governmental authority; (b) any law, regulation, or order of any governmental authority; or (c) any agreement entered into with a third party.

7.1.3	Litigation. As of the Effective Date, there are no lawsuits, proceedings, claims, or governmental investigations pending or, to Ascent's knowledge, threatened

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against, or involving, Ascent Background IP, and there is no basis known to either of Ascent for any such action. There are no judgments, consents, decrees, injunctions, or any other judicial or administrative mandates involving Ascent Background IP outstanding against Ascent.

7.1.4

Intellectual Property. To the knowledge of Ascent, TubeSolar's exercise of the rights granted under Section 6.7 does not and will not infringe, violate or misappropriate the Intellectual Property of any third party. To the knowledge of Ascent, no third party has infringed, misappropriated or otherwise violated any Ascent Intellectual Property.

7.2	By TubeSolar. TubeSolar represents and warrants to Ascent that:

7.2.1

Authority.  TubeSolar is a corporation duly incorporated, validly existing and in good standing under the laws of the Germany and has all requisite corporate power and authority to make, execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by all necessary corporate actions on behalf of TubeSolar.

7.2.2

No Violation/Conflict. As of the Effective Date, neither the execution and delivery of this Agreement by TubeSolar nor the consummation by it of the transactions contemplated hereby, will constitute a violation of, or be in conflict with: (a) any judgment, decree, order, regulation, or rule of any governmental authority; (b) any law, regulation, or order of any governmental authority; or (c) any agreement entered into with a third party.

7.2.3

Foreign Corrupt Practices Act (FCPA) Covenant. TubeSolar warrants and covenants that: (1) it is familiar with and understands the Foreign Corrupt Practices Act of the U.S. (the "FCPA") and that any act by TubeSolar, or its employees, officers, managers, directors or agents, that would violate the FCPA if done by a U.S. citizen or business may cause Ascent and its Affiliates to be liable under the FCPA; and (2) all information submitted to Ascent by or for TubeSolar, including, without limitation, any applications, questionnaires and responses to Ascent inquiries provided prior to or after the execution of this Agreement are truthful, accurate and not misleading. TubeSolar will at all times fully comply with the FCPA and Ascent's then current corporate policies and practices with respect to the FCPA ("Ascent Policies"). Without limiting the foregoing, neither TubeSolar, nor any of its employees,  officers, managers, directors or agents will make any payments, in money or any other item of value or make any offers or promises to pay any money or any other item of value to: (a) any government official (including employees of any state-owned company), (b) any foreign political party, (c) any candidate for foreign political office or (d) any other person or entity, with the knowledge that such payment, offer or promise to pay will be made to any government official, political party or candidate for political office for the purpose of influencing such person or entity to make one or more business decisions favorable to TubeSolar or Ascent in connection with Ascent's business.

7.2.4

Intellectual Property. To the knowledge of TubeSolar, Ascent's exercise of the rights granted in Section 6.7 does not and will not infringe, violate or misappropriate the Intellectual Property of any third party. TubeSolar will take commercially reasonable measures to protect any of the Intellectual Property licensed to it pursuant to Section

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6.7.

7.3Disclaimers. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY NOR ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, AND AFFILIATES MAKE ANY REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANT ABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.4Limitation of Liability. EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS IN ARTICLE 8, LIABILITY FOR DEFICIENCY PURSUANT TO ARTICLE 4, OR BREACH OF ARTICLE 6, IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS BE LIABLE TO ANY OTHER PARTY OR ANY THIRD PARTY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER THEY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY.

7.5

Allocation of Risk. The parties acknowledge and agree that the payments set forth in this Agreement reflect the allocation of risk between the parties, limitation of liability and remedies described in this Agreement. A modification of the allocation of risks set forth in this Agreement would affect the payments stipulated by this Agreement, and in consideration of such payments, the parties agree to such allocation of risk.

Article 8

Indemnification

8.1Indemnification by Ascent. Ascent shall indemnify, defend, and hold TubeSolar and its respective directors, officers, employees, agents, consultants and counsel, and the successors and assigns of the foregoing (the "TubeSolar Indemnitees")  harmless from and against any and all liabilities, damages, losses, costs, or expenses (including reasonable attorneys' and professional fees and other expenses of litigation and arbitration) resulting from a claim, suit or proceeding brought by a third party against a TubeSolar Indemnitee, arising from or occurring as a result of:

8.1.1	Ascent's conduct of the development work performed under this Agreement (including any claims arising out of development performed by Ascent's Affiliates or sublicensees on behalf of Ascent); or

8.1.2	Ascent's breach of Ascent's representation and warranties set forth in Section 7.1.

Notwithstanding Sections 8.1.1 and 8.1.2 Ascent shall have no liability to TubeSolar pursuant to this Section 8.1 for any liabilities, damages, losses, costs, or expenses of TubeSolar resulting from claims that any TubeSolar Project IP or Joint Project IP infringes, violates or misappropriates the Intellectual Property of any third party.

8.2Indemnification by TubeSolar. TubeSolar shall indemnify, defend, and hold Ascent and its respective directors, officers, employees, agents, consultants and counsel, and the successors and assigns of the foregoing (the "Ascent Indemnitees") harmless from and against any and all liabilities, damages, losses, costs, or expenses (including reasonable attorneys' and professional fees and other expenses of litigation and arbitration) resulting from a claim, suit or proceeding brought by a third party against an Ascent Indemnitee, arising from or occurring as a result of:

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8.2.1

TubeSolar's conduct of the development work performed under this Agreement (including any claims arising out of development performed by TubeSolar's Affiliates or sublicensees on behalf of TubeSolar); or

8.2.2	TubeSolar's breach of TubeSolar's representations and warranties set forth in Section 7.2.

Notwithstanding Sections 8.2.1 and 8.2.2, TubeSolar shall have no liability to Ascent pursuant to this Section 8.2 for any liabilities, damages, losses, costs or expenses of Ascent resulting from claims that any Ascent IP or Joint Project IP infringes, violates or misappropriates the Intellectual Property rights of any third party.

8.3

Procedure. A party that intends to claim indemnification under Section 8.1 or Section 8.2 (the "Indemnitee") shall promptly notify the other Party (the "Indemnitor") of any loss, claim, damage, liability, or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume sole control of the defense thereof with counsel mutually satisfactory to the Parties, including, the right to settle the action on behalf of the Indemnitee on any terms the Indemnitor deems desirable in the exercise of its sole discretion, except that the Indemnitor shall not, without the Indemnitee's prior written consent, settle any such claim if such settlement contains a stipulation to or admission or acknowledgment of any liability or wrongdoing on the part of the Indemnitee, or imposes any obligation on the Indemnitee other than a monetary obligation, or otherwise adversely affects the Indemnitee, and only to the extent the Indemnitor assumes in full such obligation. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action will not impair the Indemnitor's duty to defend such action but will relieve the Indemnitor of any liability to the Indemnitee to the extent the Indemnitor is prejudiced materially by the delay. At the Indemnitor's request and cost, the Indemnitee shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any action, claim, or liability covered by this indemnification and provide full information with respect thereto. Subject to the Indemnitee's fulfillment of its obligations under this Section 9.3, the Indemnitor shall pay any damages, costs, or other amounts awarded against the Indemnitee, or payable by the Indemnitee pursuant to a settlement agreement entered into by the Indemnitor, in connection with such claim. If there is a claim regarding infringement, violation or misappropriation of Intellectual Property that is subject to indemnification under this Section 8, the Parties agree to cooperate in good faith, at the Indemnitor's expense, to evaluate the claim and, if possible and commercially reasonable, implement a plan to mitigate such claim by reasonable and appropriate means (including potentially modifying the CIGS FOILS and/or Photovoltaic Fabrication Facilities).

Article 9

Notices

All notices or other communications required by this Agreement shall be in writing and shall be sent by courier, registered, certified or first-class mail, or electronic mail, and shall be regarded as properly given in the case of a courier upon actual delivery to the proper place of address; in the case of a letter, seven (7) days after the registered, certified or first-class mailing date if the letter is properly addressed and postage prepaid; and in the case of electronic mail, on the day following the date of transmission if properly addressed and if an automatically generated delivery confirmation has been received; and shall be regarded as properly addressed if sent to the parties or their representatives at the addresses given below (or such other address such party may by

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notice to the other party in accordance with this Article):

If to TubeSolar:

TubeSolar AG

Berliner Allee 65

86153 Augsburg

Germany

[***]

with a copy to:

(which copy shall not constitute notice)

Krammer Jahn Rechtsanwälte PartG mbB

Telemannstraße 1

95444 Bayreuth

Germany

[***]

If to Ascent:

Ascent Solar Technologies, Inc.

12300 Grant Street

Thornton, CO 80241

United States of America

[***]

with a copy to:

(which copy shall not constitute notice)

Carroll Legal LLC

233 McKinley Park Lane

Louisville, CO 80027

United States of America

[***]

Article 10

Miscellaneous

10.1Entire Agreement. This Agreement, together with the Appendices, the Development Plan, and the Statements of Work executed by the parties from time to time, comprise the entire agreement between TubeSolar and Ascent and supersedes all other agreements, oral or written, heretofore made with respect to the transactions contemplated by this Agreement.

10.2Assignment. Neither party may assign or transfer this Agreement or any of its rights or duties under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that no such consent will be required in connection with a merger, consolidation, reorganization, restructuring, or sale of all or substantially all of the assets of a party. Subject to the foregoing, the provisions hereof shall inure to the benefit of and be binding upon, the successors and assigns of the parties hereto.

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10.3Interpretation. The headings and titles to the Articles and Sections of this Agreement are inserted for convenience only and will not be deemed a part of this Agreement or affect the construction or interpretation of any provision of this Agreement. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person may in the context require. The use of the words "include," "including" or variations thereof in this Agreement shall be by way of example rather than by limitation. The parties have participated, or had the opportunity to participate in, the negotiation and drafting of this Agreement or requested, or had the opportunity to request, amendments to this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

10.4Modification; Waiver. This Agreement may be amended only in writing signed by both parties. No waiver of any right or remedy in respect of any occurrence or event on one occasion will be deemed a waiver of such right or remedy in respect of such occurrence or event on any subsequent occasion. Failure on the part of any party to complain of any act or failure to act of any other party or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

10.5Delay. If Ascent or TubeSolar is unable to perform or is delayed in performing any of its respective obligations under this Agreement, then the party who is unable to perform or is delayed in performing will give the other party notice of such inability to perform or delay in performing as soon as reasonably possible under the circumstances including information regarding the cause or reasons for such inability to perform or delay in performing. If either Ascent or TubeSolar is prevented from performing or is delayed in performing any of its respective obligations under this Agreement due to any circumstance beyond its reasonable control (including but not limited to strikes, war, an act of God or a public enemy, interference by any civil or military authority, or inability to secure governmental approval, materials or services or similar cause), but not due to its negligence, and gives notice to the other party, then the time for performance of any such obligation will be extended for a period equal to the number of days during which performance thereof was prevented or delayed and during such period such party will not be deemed in default under this Agreement.

10.6

Remedies. Unless otherwise expressly provided in this Agreement, the rights and remedies set forth in this Agreement are in addition to, and not in limitation of, other rights and remedies under this Agreement, at law, or in equity, and the exercise of one right or remedy will not be deemed a waiver of any other right or remedy.

10.7

Governing Law. The validity, construction, interpretations and enforceability to this Agreement will be determined and governed by the laws of the Federal Republic of Germany, without regard to conflicts of laws.

10.8Place of Jurisdiction. In the event of any controversy or claim between the parties as to any provision of this Agreement, as well as any disputes resulting from or in connection with this Agreement, including disputes over the validity, legal force, or termination of this Agreement, the place of jurisdiction shall be Augsburg, Germany.

10.9Counterparts. This Agreement may be executed in multiple counterparts with equal force and effect, and each such counterpart will be deemed an original of this Agreement.

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10.10

Severability. The covenants and undertakings of this Agreement are considered by the parties hereto to be reasonable in all circumstances. However, except as explicitly provided in this Agreement, if one or more of such covenants and undertakings should be held invalid for any reason whatsoever by any court, administrative agency, or arbitration board, but would have been held valid if part of the wording thereof had been deleted or a period of time thereof reduced or the range of activities or the area dealt with thereby reduced in scope, the said covenants and undertakings shall apply with such modification as may be necessary to make them valid and effective. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. § 139 BGB shall not apply.

10.11 No Third-Party Beneficiaries. Nothing in this Agreement is intended nor shall it be construed to give any person, other than the parties hereto and their respective successors and permitted assigns, any right, remedy, or claim under or in respect of this Agreement or any provisions hereof.

10.12 Independent Status of Parties. Each party shall act as an independent contractor and shall not bind nor attempt to bind the other party to any contract, or any performance of obligations outside of this Agreement. Nothing contained or done under this Agreement shall be interpreted as constituting either party the agent of the other in any sense of the term whatsoever unless expressly so stated.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the Effective Date.

TUBESOLAR AGASCENT SOLAR TECHNOLOGIES, INC.

/s/ Jurgen Gallina/s/ Victor Lee

-------------------------------------------------------------------------

Name:Jurgen GallinaName:Victor Lee

Designation:CTODesignation:CEO

[SIGNATURE PAGE TO JOINT DEVELOPMENT AGREEMENT]

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Appendix A

Anticipated Development Plan Terms

The parties anticipate that the Development Plan will incorporate the following:

•	Ascent will expand and renew its production facility in Colorado for an additional capacity of [***].
•	The initial JV Fab will have a production capacity of approximately [***].
•	The Parties agree to secure the facility for the initial JV Fab at a location in Germany agreed upon by the parties.
•	Ascent and the JV will be responsible for the establishment of the initial JV Fab and TubeSolar will provide reasonably required support.
•

The parties contemplate that [***] of the Effective Date of this Agreement, the initial JV Fab will be completed and fully operational, including the completion of tool development and next generation production line implementation, and will have begun production.

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Appendix B

Non-Recurring Engineering Fee

Milestone Payments due within 7 days after certification by Ascent that such Milestones have been met.

Milestone	Milestone Payment
Upon delivery of 5000 pcs of CIGS FOILS of 244 X 45 mm dimension [***], subject to meeting the technical specification requirements of the said Purchase Order	$[***]
Upon first delivery (5000 pcs) of custom designed CIGS PV foil modules in accordance with TubeSolar's specification, 975 mm length in one piece, not glued (see Appendix C)	$[***]
Upon first delivery (5000 pcs) of custom designed CIGS PV foils in accordance with TubeSolar's specification, 975 mm length in one roll, not glued (see Appendix D)	$[***]

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Appendix C

Quality and Technical Requirements

[***]

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Appendix D

Quality and Technical Requirements

[***]

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